                                                                   Exhibit 21.1

                              LIST OF SUBSIDIARIES

               Subsidiary Name                                       State of Incorporation
-----------------------------------------------------                ----------------------

North Plaza of Somerset, Inc.                                            Kentucky

Cumberland Woodlands, LLC                                                Kentucky

Roosevelt Equity Corporation                                             Illinois

UTAG, Inc.                                                               Illinois

Universal Guaranty Life Insurance Company                                Ohio

Hampshire Plaza, LLC                                                     New Hampshire

Hampshire Plaza Garage, LLC                                              New Hampshire

RLF Kennessee                                                            Tennessee

Harbor Village Partners, LLC                                             Texas